Exhibit 99.1
AirSculpt Technologies Reports Third Quarter Fiscal 2024 Results
Third Quarter Revenue of $42.5 million, Net Loss of $6.0 million and Adjusted EBITDA of $4.7 million

MIAMI BEACH, Fla., November 8, 2024 (GLOBE NEWSWIRE) – AirSculpt Technologies, Inc. (NASDAQ:AIRS)(“AirSculpt” or the “Company”), a national provider of premium body contouring procedures, today announced results for the third quarter and nine months ended September 30, 2024.
“Our revenue and Adjusted EBITDA for the quarter were in line with our expectations with the period including progress on our strategy despite continued challenges in the consumer environment” said Dennis Dean, Interim Chief Executive Officer and Chief Financial Officer of AirSculpt Technologies, Inc. “We are pleased with our four new center openings during the quarter and our 2023 de novo class continues to surpass our expectations. While our same center sales remain down, we are focused on improving the conversion of leads to consults and cases and believe this, combined with our new center openings and our cost reduction efforts, has us on the right track to return to positive revenue growth while also improving our margins over time.”
Third Quarter 2024 Results
•Case volume was 3,277 for the third quarter of 2024, representing a 4.3% decline from the fiscal year 2023 third quarter case volume of 3,426;
•Revenue declined 9.1% to $42.5 million from $46.8 million in the fiscal 2023 third quarter;
•Net loss for the quarter was $6.0 million compared to net loss of $1.7 million in the fiscal 2023 third quarter; and
•Adjusted EBITDA was $4.7 million compared to $9.1 million for the fiscal 2023 third quarter.
First Nine Months 2024 Results
•Case volume was 10,972, a decline of 2.5% from the first nine months of fiscal 2023 case volume of 11,252;
•Revenue declined 4.8% to $141.2 million from $148.3 million in the first nine months of fiscal 2023;
•Net loss was $3.2 million compared to net income of $0.1 million in the prior year period; and
•Adjusted EBITDA was $18.9 million compared to $33.1 million for the prior year period.
2024 Outlook
The Company affirms the guidance provided on October 24, 2024 for revenue in the range of $183 million to $189 million as compared to its previous guidance provided with second quarter fiscal 2024 earnings of revenue in the range of $180 million to $190 million. The Company is also maintaining its full year 2024 adjusted EBITDA guidance as follows:
•Adjusted EBITDA of approximately $23 to $28 million
•Adjusted EBITDA to cash flow from operations conversion ratio of approximately 50% (1)
•Five new centers to open in 2024
For additional information on forward-looking statements, see the section titled "Forward-Looking Statements" below.
(1) Calculated as cash flow from operating activities divided by Adjusted EBITDA.

Liquidity
As of September 30, 2024, the Company had $6.0 million in cash and cash equivalents and $5.0 million of borrowing capacity under its revolving credit facility. The Company generated $8.6 million in operating cash flow for the nine months ended September 30, 2024, compared to $19.1 million for the same period of 2023.

Conference Call Information
AirSculpt will hold a conference call today, November 8, 2024 at 8:00 am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (toll-free domestic) or 1-201-493-6779 (international) using the conference ID 13749064 or by visiting the link below to request a return call for instant telephone access to the event.
https://callme.viavid.com/viavid/?callme=true&passcode=13725116&h=true&info=company&r=true&B=6

The live webcast may be accessed via the investor relations section of the AirSculpt Technologies website at https://investors.airsculpt.com. A replay of the webcast will be available for approximately 90 days following the call.
To learn more about AirSculpt Technologies, please visit the Company's website at https://investors.airsculpt.com. AirSculpt Technologies uses its website as a channel of distribution for material Company information. Financial and other material information regarding AirSculpt Technologies is routinely posted on the Company's website and is readily accessible.
About AirSculpt
AirSculpt is a next-generation body contouring treatment designed to optimize both comfort and precision, available exclusively at AirSculpt offices. The minimally invasive procedure removes fat and tightens skin, while sculpting targeted areas of the body, allowing for quick healing with minimal bruising, tighter skin, and precise results.
Forward-Looking Statements
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies, and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. You are cautioned that there are important risks and uncertainties, many of which are beyond our control, that could cause our actual results, level of activity, performance, or achievements to differ materially from the projected results, level of activity, performance or achievements that are expressed or implied by such forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K.
Our future results could be affected by a variety of other factors, including, but not limited to, failure to open and operate new centers in a timely and cost-effective manner; inability to open new centers due to rising interest rates and increased operating expenses due to rising inflation; increased competition in the weight loss and obesity solutions market, including as a result of the recent regulatory approval, increased market acceptance, availability and customer awareness of weight-loss drugs; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in the regulatory, macroeconomic conditions, including inflation and the threat of recession, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from war, pandemic, terrorist acts or political unrest.
The risk factors discussed in “Item 1A. Risk Factors” in our Annual Report on Form 10-K and in other filings we make from time to time with the U.S. Securities and Exchange Commission could cause our results to differ materially from those expressed in the forward-looking statements made in this press release.
There also may be other risks and uncertainties that are currently unknown to us or that we are unable to predict at this time.
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date they were made, which are inherently subject to change, and we are under no duty and we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated after the date of this press release to conform our prior statements to actual results or revised expectations, except as required by law. Given these uncertainties, investors should not place undue reliance on these forward-looking statements.
Use of Non-GAAP Financial Measures
The Company reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”), however, the Company believes the evaluation of ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures. Although the Company provides guidance for Adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including equity-based compensation, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our Adjusted EBITDA guidance to net income without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information regarding net income, which could be material to future results.
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income, operating income, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

AirSculpt Technologies, Inc. and Subsidiaries
Selected Consolidated Financial Data
(Dollars in thousands, except shares and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$42,548	$46,793	$141,172	$148,309
Operating expenses:
Cost of service	17,766	18,175	54,635	56,144
Selling, general and administrative(1)	25,495	25,030	75,525	76,805
Depreciation and amortization	3,003	2,629	8,693	7,479
Loss/(gain) on disposal of long-lived assets	—	4	4	(198)
Total operating expenses	46,264	45,838	138,857	140,230
(Loss)/income from operations	(3,716)	955	2,315	8,079
Interest expense, net	1,591	1,836	4,638	5,462
Pre-tax net (loss)/income	(5,307)	(881)	(2,323)	2,617
Income tax expense	733	786	894	2,522
Net (loss)/income	$(6,040)	$(1,667)	$(3,217)	$95

(Loss)/income per share of common stock
Basic	$(0.10)	$(0.03)	$(0.06)	$0.00
Diluted	$(0.10)	$(0.03)	$(0.06)	$0.00
Weighted average shares outstanding
Basic	57,650,923	56,785,087	57,543,678	56,661,903
Diluted	57,650,923	56,785,087	57,543,678	58,329,685
(1)    During the first quarter of fiscal year 2024, the Company recorded a cumulative reversal of stock compensation expense of $10.4 million related to reassessing the probability of achieving the performance target on certain of the Company's performance-based stock units. For further discussion, see Note 6 to the condensed consolidated financial statements of the Company's Quarterly Report on Form 10-Q for the Quarterly Period ended September 30, 2024.

AirSculpt Technologies, Inc. and Subsidiaries
Selected Financial and Operating Data
(Dollars in thousands, except per case amounts)

	September 30, 2024	December 31, 2023
Balance Sheet Data (at period end):
Cash and cash equivalents	$5,972	$10,262
Total current assets	12,892	15,961
Total assets	$208,245	$204,019

Current portion of long-term debt	$3,719	$2,125
Deferred revenue and patient deposits	2,343	1,463
Total current liabilities	25,347	20,315
Long-term debt, net	66,423	69,503
Total liabilities	$125,708	$120,027

Total stockholders’ equity	$82,537	$83,992

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$1,830	$635	$8,637	$19,090
Investing activities	(4,899)	(2,116)	(10,479)	(8,092)
Financing activities	(825)	(10,638)	(2,448)	(11,954)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Other Data:
Number of facilities	31	27	31	27
Number of total procedure rooms	65	57	65	57

Cases	3,277	3,426	10,972	11,252
Revenue per case	$12,984	$13,658	$12,867	$13,181
Adjusted EBITDA (1) (3)	$4,666	$9,075	$18,871	$33,143
Adjusted EBITDA margin (2)	11.0%	19.4%	13.4%	22.3%

(1) A reconciliation of this non-GAAP financial measure appears below.
(2) Defined as Adjusted EBITDA as a percentage of revenue.
(3) For the three months ended September 30, 2024 and 2023, pre-opening de novo and relocation costs were $0.7 million and $0.5 million, respectively. For the nine months ended September 30, 2024 and 2023, pre-opening de novo and relocation costs were $0.8 million and $3.3 million, respectively.

AirSculpt Technologies, Inc. and Subsidiaries
Supplemental Information
(Dollars in thousands, except per case amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Same-center Information (1):
Cases	3,147	3,426	10,013	11,252
Case growth	(8.1)%	N/A	(11.0)%	N/A
Revenue per case	$12,949	$13,658	$12,805	$13,181
Revenue per case growth	(5.2)%	N/A	(2.9)%	N/A
Number of facilities	27	27	27	27
Number of total procedure rooms	57	57	57	57

(1) For the three months ended September 30, 2024 and 2023, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that were owned and operated during the three month period ended September 30, 2024 and 2023, respectively. At facilities that were not owned or operated for the entirety of the prior year period, the current year period has been pro-rated to reflect only growth experienced during the portion of the three months ended September 30, 2024 in which such facilities were owned and operated during the three months ended September 30, 2023. We define same-center facilities and procedure rooms based on if a facility was owned or operated as of September 30, 2023.

 For the nine months ended September 30, 2024 and 2023, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that were owned and operated during the nine month period ended September 30, 2024 and 2023, respectively. At facilities that were not owned or operated for the entirety of the prior year period, the current year period has been pro-rated to reflect only growth experienced during the portion of the nine months ended September 30, 2024 in which such facilities were owned and operated during the nine months ended September 30, 2023. We define same-center facilities and procedure rooms based on if a facility was owned or operated as of September 30, 2023.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
We report our financial results in accordance with GAAP, however, management believes the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures.
We define Adjusted EBITDA as net (loss)/income excluding depreciation and amortization, net interest expense, income tax expense, restructuring and related severance costs, loss/(gain) on disposal of long-lived assets, settlement costs for non-recurring litigation, and equity-based compensation.
We define Adjusted Net Income as net (loss)/income excluding restructuring and related severance costs, loss/(gain) on disposal of long-lived assets, settlement costs for non-recurring litigation, equity-based compensation and the tax effect of these adjustments.
We include Adjusted EBITDA and Adjusted Net Income because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA and Adjusted Net Income each to be an important measure because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. Adjusted EBITDA has limitations as an analytical tool including: (i) Adjusted EBITDA does not include results from equity-based compensation and (ii) Adjusted EBITDA does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments. Adjusted Net Income has limitations as an analytical tool because it does not include results from equity-based compensation.
We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. We define Adjusted Net Income per Share as Adjusted Net Income divided by weighted average basic and diluted shares. We included Adjusted EBITDA Margin and Adjusted Net Income per Share because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA Margin and Adjusted Net Income per Share to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net (loss)/income, the most directly comparable GAAP financial measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss)/income	$(6,040)	$(1,667)	$(3,217)	$95
Plus
Equity-based compensation(1)	3,430	4,492	1,522	13,483
Restructuring and related severance costs	1,099	995	5,487	4,300
Depreciation and amortization	3,003	2,629	8,693	7,479
Loss/(gain) on disposal of long-lived assets	—	4	4	(198)
Litigation settlements(2)	850	—	850	—
Interest expense, net	1,591	1,836	4,638	5,462
Income tax expense	733	786	894	2,522
Adjusted EBITDA	$4,666	$9,075	$18,871	$33,143
Adjusted EBITDA Margin	11.0%	19.4%	13.4%	22.3%
(1)    As of the nine months ended September 30, 2024, this amount contains a cumulative reversal of stock compensation expense of $10.4 million related to reassessing the probability of achieving the performance target on certain of the Company's performance-based stock units. For further discussion, see Note 6 to the condensed consolidated financial statements of the Company's Quarterly Report on Form 10-Q for the Quarterly Period ended September 30, 2024.
(2)    This amount relates to settlement costs for non-recurring litigation of $0.9 million for the three and nine months ended September 30, 2024. This amount is accrued in "Accrued and other current liabilities" as of September 30, 2024. See Note 9 to the condensed consolidated financial statements included in this Quarterly Report on Form 10-Q for further discussion.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
For the three months ended September 30, 2024 and 2023, pre-opening de novo and relocation costs were $0.7 million and $0.5 million, respectively. For the six months ended September 30, 2024 and 2023, pre-opening de novo and relocation costs were $0.8 million and $3.3 million, respectively.
The following table reconciles Adjusted Net Income and Adjusted Net Income per Share to net income/(loss), the most directly comparable GAAP financial measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024		2023
Net (loss)/income	$(6,040)	$(1,667)	$(3,217)		$95
Plus
Equity-based compensation(1)	3,430	4,492	1,522		13,483
Restructuring and related severance costs	1,099	995	5,487		4,300
Loss/(gain) on disposal of long-lived assets	—	4	4		(198)
Litigation settlements(2)	850	—	850	—	—
Tax effect of adjustments	(717)	(751)	996		(2,079)
Adjusted net (loss)/income	$(1,378)	$3,073	$5,642		$15,601

Adjusted net (loss)/income per share of common stock (3)
Basic	$(0.02)	$0.05	$0.10		$0.28
Diluted	$(0.02)	$0.05	$0.10		$0.27
Weighted average shares outstanding
Basic	57,650,923	56,785,087	57,543,678		56,661,903
Diluted	57,650,923	58,954,829	58,289,022		58,329,685
(1)    During the first quarter of fiscal year 2024, the Company recorded a cumulative reversal of stock compensation expense of $10.4 million related to reassessing the probability of achieving the performance target on certain of the Company's performance-based stock units. For further discussion, see Note 6 to the condensed consolidated financial statements of the Company's Quarterly Report on Form 10-Q for the Quarterly Period ended September 30, 2024.
(2)    This amount relates to settlement costs for non-recurring litigation of $0.9 million for the three and nine months ended September 30, 2024. This amount is accrued in "Accrued and other current liabilities" as of September 30, 2024. See Note 9 to the condensed consolidated financial statements included in this Quarterly Report on Form 10-Q for further discussion.
(3)    Diluted Adjusted Net Income Per Share is computed by dividing adjusted net income by the weighted-average number of shares of common stock outstanding adjusted for the dilutive effect of all potential shares of common stock.

Investor Contact
Allison Malkin
ICR, Inc.
airsculpt@icrinc.com